UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2020

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(212) 739-7825

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Due to the impact of the COVID-19 coronavirus pandemic on the business, employees, consultants and service providers of Scworx, Corp., a Delaware corporation (the “Company”), the Company is unable to file its annual report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) by the normally prescribed deadline of March 30, 2020. The Company plans to file its Annual Report by no later than May 14, 2020, 45 days after the original due date of its Annual Report, in reliance upon the exemption set forth in the Securities and Exchange Commission’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which under certain conditions exempts reporting companies form making certain filings required under the Securities and Exchange Act of 1934, as amended, for up to 45 after the normally prescribed deadline.

The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. The New York and New Jersey area, where the Company and its independent auditor are headquartered, is currently at one of the epicenters of the coronavirus outbreak in the United States. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process.

In addition, the Company’s customers (hospitals) have also experienced extraordinary disruptions to their businesses and supply chains, while experiencing unprecedented demand for health care services related to COVID-19. As a result of these extraordinary disruptions to our customers’ business, our customers are currently focused on meeting the nation’s health care needs in response to the COVID-19 pandemic. As a result, there is a risk that our customers will not be able to focus any resources on expanding the utilization of our services, which could adversely impact our future growth prospects, at least until the adverse effects of the pandemic subside. In addition, the financial impact of COVID-19 on our hospital customers could cause the hospital to delay payments due to us for services, which could negatively impact our cash flows. We are endeavoring to mitigate these risks through the sale of personal protective equipment (“PPE”) to the health care industry, including many of our hospital customers. This is a new business for us and there is no assurance that we will be able to complete any sales of PPE or that any such sales will be sufficient to offset the negative effects of the COVID-19 pandemic on our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2020

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Marc SChessel
Name:	Marc Schessel
Title:	Chief Executive Officer

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